UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	Registrant's Business and Operations

ITEM 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below regarding new financial obligations is incorporated by reference into this Item 1.01.

SECTION 2	Financial Information

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2014, Key Technology, Inc. (the “Company”) entered into a Sixth Loan Modification Agreement with Bank of America, N.A., its principal domestic bank (the “Bank”). The maximum amount available for borrowing under the Sixth Loan Modification Agreement remains unchanged at $15,000,000. The Sixth Loan Modification Agreement amended the prior Loan Agreement between the Company and the Bank, originally entered into in 2008, to, among other things, (i) extend the maturity date of the line of credit eighteen months to March 31, 2016 from September 30, 2014, and (ii) change the interest rate, at the Company’s option, for both the Bank’s prime rate or the London Interbank Offered Rate (“LIBOR”) options. Based upon the Company’s achievement of a specified financial ratio, the Company’s prime rate option will be the Bank’s prime rate plus 0.75%, 1.00% or 1.25% per annum. The Company’s LIBOR option will be either LIBOR plus 2.25%, 2.50% or 2.75% per annum. The covenants associated with the Sixth Loan Modification Agreement remain unchanged. There are currently no amounts outstanding under the credit facility. A copy of the Loan Modification Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

The following exhibit is filed with this Current Report on Form 8-K:

	10.1	Sixth Loan Modification Agreement between Key Technology, Inc. and Bank of America, N.A., effective September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Vice President and Chief Financial Officer

Dated: October 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Loan Modification Agreement between Key Technology, Inc. and Bank of America, N.A., effective September 30, 2014